Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
V.P. FP&A & Investor Relations
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS RECORD SECOND QUARTER 2022 RESULTS

◾	Reported sales of $527 million increased 13%; organic sales increased 16%

◾	GAAP operating margin of 18.2%, up 690 bps; adjusted operating margin of 18.5%, up 360 bps

◾	GAAP EPS of $2.07, up 86% and adjusted EPS of $2.11, up 43%

◾	Increased adjusted full-year 2022 outlook

*Performance relative to comparable second quarter in 2021.

North Andover, Mass., August 3, 2022 -- Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the second quarter of 2022.

Chief Executive Officer Robert J. Pagano Jr. commented, “We delivered another record quarter with both sales and operating margin higher than anticipated. Double-digit organic sales growth was driven primarily by strong execution in the Americas. I want to thank our employees around the world, who continue to deliver against a challenging macroeconomic backdrop, including record inflation, the effects of the Ukraine war on Europe’s economy, COVID-19 lockdowns in China, and continuing supply chain disruptions. Our success is a direct result of the dedication of our team to serving our customers. Given our strong first half, we are increasing our full-year 2022 outlook. We now expect organic revenue growth of 8% to 11% and adjusted operating margin expansion of 110 to 160 basis points, compared to last year. Our focus remains on our long-term strategic priorities. We are confident in our business model, which is largely driven by repair and replacement activity, and our ability to take proactive actions to ensure we continue to successfully navigate softening economic conditions.”

A summary of second quarter financial results is as follows:

	Second Quarter Ended
	June 26,	June 27,
(In millions, except per share information)	2022	2021	% Change
Sales	$526.6	$467.0	13%

Net income	69.7	37.5	86%

Diluted net income per share	$2.07	$1.11	86%

Special items (1)	0.04	0.37

Adjusted earnings per share (1)	$2.11	$1.48	43%

(1)	Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Second Quarter Financial Highlights

Second quarter 2022 performance relative to second quarter 2021

●	Sales of $527 million increased 13% on a reported basis and 16% organically due primarily to double-digit organic growth in the Americas. Sales from acquisitions totaled approximately $2 million and were more than offset by unfavorable foreign exchange movements, which reduced sales by $18 million.
●	Operating margin increased 690 basis points on a reported basis and 360 basis points on an adjusted basis, benefiting from price, volume, productivity and cost savings, which more than offset inflation, incremental investments and business normalization costs. GAAP operating margin benefited from reduced restructuring charges year-over-year.

Regional Performance

Americas

o	Sales of $376 million increased 22% on both a reported and an organic basis. Sales from acquisitions and unfavorable foreign exchange offset each other. The majority of product lines grew by double-digits.
o	Operating margin increased 470 basis points on a GAAP basis and 510 basis points on an adjusted basis as benefits from price realization, volume and productivity more than offset inflation, incremental growth investments and business normalization costs. GAAP operating margin in 2022 was negatively impacted by restructuring charges.

Europe

o	Sales of $128 million decreased 7% on a reported basis and increased 5% on an organic basis, with growth in both Fluid Solutions and Drains platforms. Unfavorable foreign exchange movements totaled 12%. Sales growth in the quarter was negatively impacted by approximately 2% due to our decision to exit all direct sales into Russia effective April 1, 2022.
o	Operating margin increased 1140 basis points on a GAAP basis and decreased 80 basis points on an adjusted basis. Adjusted operating margin benefited from increased price and productivity, but was more than offset by inflation and growth investments. GAAP operating margin in 2021 was negatively impacted by $18 million of restructuring charges related to exit activities in France.

Asia-Pacific, Middle East and Africa (“APMEA”)

o	Sales of $23 million decreased 1% on a reported basis and increased 3% on an organic basis, driven by growth in China and Australia. Unfavorable foreign exchange movements totaled 4%.
o	Operating margin decreased 330 basis points on a GAAP basis and 220 basis points on an adjusted basis. GAAP and adjusted margins both benefited from increased price and productivity, which were more than offset by inflation and reduced affiliate volume.

Cash Flow and Capital Allocation

●	For the first six months of 2022, operating cash flow was $45 million and net capital expenditures were $12 million, resulting in free cash flow of $33 million. In the comparable period last year, operating cash flow was $73 million and net capital expenditures were $8 million, resulting in free cash flow of $65 million. The year-over-year cash from operations and free cash flow decrease was primarily due to a proactive decision to increase inventories in response to strong market demand and continued supply chain disruptions, in addition to increased payments related to restructuring as well as employee and customer incentives. We expect improvement in free cash flow throughout 2022 due to normal seasonality.

●	The Company repurchased approximately 140,000 shares of Class A common stock at a cost of $18.2 million during the second quarter. For the first six months of 2022, the Company repurchased approximately 434,000 shares at a cost of approximately $61 million.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss second quarter 2022 results on Thursday, August 4, 2022, at 9:00 a.m. EDT. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the webcast, the call recording will be available at the same address until August 4, 2023.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected full-year 2022 results and improvements in free cashflow throughout 2022. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effectiveness, the timing and the expected savings associated with our cost-cutting actions, restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; the risks and uncertainties relating to the COVID-19 pandemic and the war in Ukraine; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC, as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2022	2021	2022	2021
Net sales	$526.6	$467.0	$989.8	$880.3
Cost of goods sold	287.4	266.9	552.0	506.5
GROSS PROFIT	239.2	200.1	437.8	373.8
Selling, general and administrative expenses	141.6	130.4	267.7	244.2
Restructuring	1.7	17.0	2.7	17.3
OPERATING INCOME	95.9	52.7	167.4	112.3
Other (income) expense:
Interest income	—	—	(0.1)	—
Interest expense	1.7	1.5	3.1	3.5
Other (income) expense, net	—	(0.5)	0.3	(0.8)
Total other expense	1.7	1.0	3.3	2.7
INCOME BEFORE INCOME TAXES	94.2	51.7	164.1	109.6
Provision for income taxes	24.5	14.2	39.9	30.4
NET INCOME	$69.7	$37.5	$124.2	$79.2

BASIC EPS
NET INCOME PER SHARE	$2.08	$1.11	$3.70	$2.34
Weighted average number of shares	33.5	33.8	33.6	33.8
DILUTED EPS
NET INCOME PER SHARE	$2.07	$1.11	$3.68	$2.34
Weighted average number of shares	33.6	33.9	33.7	33.9
Dividends declared per share	$0.30	$0.26	$0.56	$0.49

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	June 26,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$230.0	$242.0
Trade accounts receivable, less reserve allowances of $11.2 million at June 26, 2022 and $10.3 million at December 31, 2021	267.1	220.9
Inventories, net:
Raw materials	150.3	119.4
Work in process	27.0	20.4
Finished goods	254.4	230.9
Total Inventories	431.7	370.7
Prepaid expenses and other current assets	38.9	27.9
Total Current Assets	967.7	861.5
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	594.8	608.8
Accumulated depreciation	(400.8)	(408.1)
Property, plant and equipment, net	194.0	200.7
OTHER ASSETS:
Goodwill	590.9	600.7
Intangible assets, net	119.4	128.6
Deferred income taxes	3.3	3.5
Other, net	59.0	60.6
TOTAL ASSETS	$1,934.3	$1,855.6

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$166.3	$143.4
Accrued expenses and other liabilities	189.3	186.9
Accrued compensation and benefits	65.5	78.2
Total Current Liabilities	421.1	408.5
LONG-TERM DEBT	202.2	141.9
DEFERRED INCOME TAXES	39.2	40.5
OTHER NONCURRENT LIABILITIES	85.3	91.5
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,297,954 shares at June 26, 2022 and 27,584,525 shares at December 31, 2021	2.7	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,024,290 at June 26, 2022 and December 31, 2021	0.6	0.6
Additional paid-in capital	641.6	631.2
Retained earnings	696.8	665.9
Accumulated other comprehensive loss	(155.2)	(127.3)
Total Stockholders' Equity	1,186.5	1,173.2
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,934.3	$1,855.6

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 26,	June 27,
	2022	2021
OPERATING ACTIVITIES
Net income	$124.2	$79.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14.2	16.0
Amortization of intangibles	6.1	7.3
Loss on disposal and impairment of property, plant and equipment, and other	1.5	0.7
Stock-based compensation	8.2	9.9
Deferred income tax	(1.1)	(4.8)
Changes in operating assets and liabilities:
Accounts receivable	(54.1)	(60.8)
Inventories	(72.5)	(52.1)
Prepaid expenses and other assets	(6.0)	(7.5)
Accounts payable, accrued expenses and other liabilities	24.4	85.3
Net cash provided by operating activities	44.9	73.2
INVESTING ACTIVITIES
Additions to property, plant and equipment	(13.1)	(13.0)
Proceeds from the sale of property, plant and equipment	0.8	4.9
Net cash used in investing activities	(12.3)	(8.1)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	75.0	35.0
Payments of long-term debt	(15.0)	(40.0)
Payments for tax withholdings on vested stock awards	(12.9)	(9.2)
Payments for finance leases	(0.6)	(0.6)
Proceeds from share transactions under employee stock plans	0.2	—
Debt issuance costs	—	(2.4)
Payments to repurchase common stock	(61.1)	(7.8)
Dividends	(19.3)	(16.7)
Net cash used in financing activities	(33.7)	(41.7)
Effect of exchange rate changes on cash and cash equivalents	(10.9)	(2.2)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(12.0)	21.2
Cash and cash equivalents at beginning of year	242.0	218.9
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$230.0	$240.1

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Second Quarter Ended		Six Months Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
Americas	$375.9	$307.1	$689.8	$579.9
Europe	127.9	136.8	257.8	259.7
APMEA	22.8	23.1	42.2	40.7
Total	$526.6	$467.0	$989.8	$880.3

	Operating Income
	Second Quarter Ended		Six Months Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
Americas	$85.5	$55.2	$143.4	$103.7
Europe	19.6	5.4	40.7	24.9
APMEA	3.6	4.3	6.6	6.6
Corporate	(12.8)	(12.2)	(23.3)	(22.9)
Total	$95.9	$52.7	$167.4	$112.3

	Intersegment Sales
	Second Quarter Ended		Six Months Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
Americas	$2.4	$2.5	$5.4	$4.9
Europe	6.9	8.5	14.0	16.2
APMEA	29.0	37.1	52.5	63.4
Total	$38.3	$48.1	$71.9	$84.5

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs and the related income tax impacts on these items. Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Second Quarter Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2022	2021	2022	2021

Net sales	$526.6	$467.0	$989.8	$880.3

Operating income - as reported	$95.9	$52.7	$167.4	$112.3
Operating margin %	18.2%	11.3%	16.9%	12.8%

Adjustments for special items:
Restructuring	$1.7	$17.0	$2.7	$17.3

Operating income - as adjusted	$97.6	$69.7	$170.1	$129.6
Adjusted operating margin %	18.5%	14.9%	17.2%	14.7%

Net income - as reported	$69.7	$37.5	$124.2	$79.2

Adjustments for special items - tax effected:
Restructuring	$1.3	$12.6	$2.0	$12.8

Net income - as adjusted	$71.0	$50.1	$126.2	$92.0

Diluted earnings per share - as reported	$2.07	$1.11	$3.68	$2.34
Adjustments for special items	0.04	0.37	0.06	0.37
Diluted earnings per share - as adjusted	$2.11	$1.48	$3.74	$2.71

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Second Quarter Ended					Second Quarter Ended
	June 26, 2022					June 27, 2021
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$375.9	127.9	22.8	—	526.6	$307.1	136.8	23.1	—	467.0

Operating income (loss) - as reported	$85.5	19.6	3.6	(12.8)	95.9	$55.2	5.4	4.3	(12.2)	52.7
Operating margin %	22.7%	15.3%	15.6%		18.2%	18.0%	3.9%	18.9%		11.3%

Adjustments for special items	$0.4	1.3	—	—	1.7	$(0.7)	17.9	(0.2)	—	17.0

Operating income (loss) - as adjusted	$85.9	20.9	3.6	(12.8)	97.6	$54.5	23.3	4.1	(12.2)	69.7
Adjusted operating margin %	22.8%	16.3%	15.7%		18.5%	17.7%	17.1%	17.9%		14.9%

	Six Months Ended					Six Months Ended
	June 26, 2022					June 27, 2021
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$689.8	257.8	42.2	—	989.8	$579.9	259.7	40.7	—	880.3

Operating income (loss) - as reported	$143.4	40.7	6.6	(23.3)	167.4	$103.7	24.9	6.6	(22.9)	112.3
Operating margin %	20.8%	15.8%	15.6%		16.9%	17.9%	9.6%	16.0%		12.8%

Adjustments for special items	$0.5	2.3	(0.1)	—	2.7	$(0.7)	17.9	0.1	—	17.3

Operating income (loss) - as adjusted	$143.9	43.0	6.5	(23.3)	170.1	$103.0	42.8	6.7	(22.9)	129.6
Adjusted operating margin %	20.9%	16.7%	15.4%		17.2%	17.8%	16.5%	16.4%		14.7%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Amounts in millions)

(Unaudited)

	Second Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales June 26, 2022	$375.9	$127.9	$22.8	$526.6
Reported net sales June 27, 2021	307.1	136.8	23.1	467.0
Dollar change	$68.8	$(8.9)	$(0.3)	$59.6
Net sales % increase (decrease)	22.4%	(6.5)%	(1.3)%	12.8%
Decrease due to foreign exchange	0.3%	11.9%	4.3%	3.9%
Increase due to acquisition	(0.7)%	—%	—%	(0.5)%
Organic sales increase	22.0%	5.4%	3.0%	16.2%

	Six Months Ended
	Americas	Europe	APMEA	Total

Reported net sales June 26, 2022	$689.8	$257.8	$42.2	$989.8
Reported net sales June 27, 2021	579.9	259.7	40.7	880.3
Dollar change	$109.9	$(1.9)	$1.5	$109.5
Net sales % increase (decrease)	19.0%	(0.7)%	3.7%	12.4%
Decrease due to foreign exchange	0.1%	10.0%	3.4%	3.3%
Increase due to acquisition	(0.7)%	—%	—%	(0.5)%
Organic sales increase	18.4%	9.3%	7.1%	15.2%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 26,	June 27,
	2022	2021

Net cash provided by operations - as reported	$44.9	$73.2
Less: additions to property, plant, and equipment	(13.1)	(13.0)
Plus: proceeds from the sale of property, plant, and equipment	0.8	4.9
Free cash flow	$32.6	$65.1

Net income - as reported	$124.2	$79.2

Cash conversion rate of free cash flow to net income	26.2%	82.2%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	June 26,	December 31,
	2022	2021

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	202.2	141.9
Less: Cash and cash equivalents	(230.0)	(242.0)
Net debt	$(27.8)	$(100.1)

Net debt	$(27.8)	$(100.1)
Plus: Total stockholders' equity	1,186.5	1,173.2
Capitalization	$1,158.7	$1,073.1

Net debt to capitalization ratio	(2.4)%	(9.3)%

TABLE 6

2022 FULL YEAR OUTLOOK - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES GROWTH AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN GROWTH

(Unaudited)

Total Watts
Full Year
2022 Outlook
Approximately
Net Sales
Reported net sales growth	4.0% to 7.0%
Forecasted impact of acquisition / FX	4.0%
Organic sales growth	8.0% to 11.0%

Operating Margin
Operating margin growth range	90 bps to 140 bps
Forecasted restructuring / other costs	20 bps
Adjusted operating margin growth range	110 bps to 160 bps